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                                                                    Exhibit 10.9

                              CONSULTING AGREEMENT

                  CONSULTING AGREEMENT (the "Agreement"), dated as of January 31, 1999, by and between Media Metrix, Inc., a Delaware corporation (the "Company"), and Timothy F. S. Cobb ("Consultant").

                               W I T N E S S E T H

                  WHEREAS, the Company and Consultant are parties to an Employment Agreement dated as of November 5, 1998 (the "Employment Agreement");

                  WHEREAS, the Company wishes to retain Consultant to render certain advice to the Company with respect to the operations of RelevantKnowledge, Inc. which was merged with and into the Company on November 5, 1998, and Consultant is desirous of being so retained;

                  WHEREAS, the Company and Consultant desire to enter into this Agreement and to replace the provisions of Sections 7, 8, 9 and 10 of the Employment Agreement with Sections 4, 5, 6 and 7 of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. DUTIES AND ACCEPTANCE. The Company hereby retains Consultant to provide such services to the Company as may be mutually agreed to by Company and Consultant from time to time.

         2. TERM OF AGREEMENT. The term of Consultant's engagement under this Agreement will commence as of the date hereof and shall end upon the Company or Consultant giving the other prior written notice of termination.

         3. COMPENSATION; REIMBURSEMENT OF EXPENSES. Consultant shall be paid a one-time retainer fee of $59,615.40 to be paid on the signing of this Agreement. Consultant shall be entitled to reimbursement of all properly-vouchered, pre-approved and reasonable travel and other business expenses incurred on the Company's behalf.

         4. NON-COMPETITION.

                  (a) Consultant agrees that from the date hereof until March 5, 2001 (the "NonCompetitive Period"), Consultant shall not, anywhere in the world that the Company does business, directly or indirectly, as owner, partner, joint venturer, stockholder (other than a holder of less than 2% of a class of securities of a publicly traded company), employee, principal, director, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business which competes with the Business (as hereinafter defined) of the Company or any of its subsidiaries. For



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purposes of this Agreement, the term "Business" shall mean new media market measurement services. In addition, Consultant shall not, directly or indirectly, during the Non-Competitive Period, request or cause any suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries.

                  (b) Consultant shall not, during the Non-Competitive Period, directly or indirectly, solicit, encourage or induce in any manner, any current employee of the Company or any of its subsidiaries to terminate, for any reason, his or her employment with the Company or any of its subsidiaries; provided, however, that the foregoing will not apply to actions taken by Consultant which are required by, or are within the scope of, the services requested of him by the Company. In addition, during the Non-Competitive Period, Consultant shall not, directly or indirectly, hire or offer to hire any former employees of the Company or its subsidiaries unless any such former employee (i) approaches Consultant without encouragement by Consultant and (ii) such former employee has not been employed by the Company for at least six months at the time such former employee approaches Consultant.

                  (c) If any portion of the restrictions set forth in this
Section 4 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

                  (d) Consultant acknowledges and agrees that the territorial and time limitations set forth in this Section 4 are reasonable and properly required for the adequate protection of the Business. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Consultant agrees to the reduction of the territorial or time limitation to the area or period which such court shall deem reasonable.

                  (e) The existence of any claim or cause of action by Consultant against the Company or any subsidiary shall not constitute a defense to the enforcement by the Company or any subsidiary of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

                  (f) Consultant acknowledges and agrees that the execution of the Employment Agreement, and specifically Consultant's agreement to the provisions contained in Section 7 of the Employment Agreement, were conditions to the consummation by the Company of the transactions contemplated by the Agreement and Plan of Reorganization between the Company and RelevantKnowledge, Inc. dated as of September 30, 1998, and that this Agreement and specifically
Section 4 of this Agreement, replace that agreement and provision, respectively.

         5. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                  (a) The Consultant acknowledges that he has learned and developed and had access to, and will continue to learn, develop and have access to, various proprietary or confidential information, not generally known to others, relating to the business and affairs of the Company. The



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Company is engaged in a highly competitive business; its competitive position depends in great measure upon the ability to develop or acquire and maintain the confidentiality of confidential information; and it has expended and is likely to continue to expend considerable efforts and resources in the development or acquisition of confidential information. Based upon the foregoing, the Consultant recognizes that the unauthorized disclosure of confidential information in violation of the terms hereof is likely to result in serious and irrevocable harm to the Company.

                  (b) Consultant shall not, while this Agreement is in effect or at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known (other than as is required in the regular course of his duties or required by law (in which case Consultant shall give the Company prior written notice of such required disclosure) or with the prior unanimous written consent of the Board of Directors of the Company), to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment with RelevantKnowledge or hereunder, relating to the Company or any of its subsidiaries, the directors of the Company or its subsidiaries, any client of the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, the business affairs of each of the foregoing. Such confidential information shall include, but shall not be limited to, its computer software designs, computer passwords, computer object codes, sampling/projection/adjustment methodologies, panel balancing schema, sample selection programs, modeling codes/formulae, client revenue/project information, proprietary data obtained from or about clients, research and development plans, customer lists, financial and pricing information, trade secrets and general business and operating plans, and any other documents embodying such confidential information. This confidentiality obligation shall not apply to any confidential information which (i) thereafter becomes publicly available other than pursuant to a breach of this Section 5(a), directly or indirectly, by Consultant, (ii) was in the public domain prior to disclosure to Consultant, or (iii) is disclosed to Consultant by a third party not in violation of any obligations of confidentiality to the Company.

                  (c) All information and documents relating to the Company and its affiliates as hereinabove described (or other business affairs) shall be the exclusive property of the Company, and Consultant shall use his best efforts to prevent any publication or disclosure thereof. Upon termination of the Agreement, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Consultant's possession or control shall be returned and left with the Company.

         6.       INVENTIONS AND DISCOVERIES.



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                  (a) Consultant shall promptly and fully disclose to the
Company, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Consultant (whether or not at the request or upon the suggestion of the Company) prior to the date hereof, solely or jointly with others, in or relating to any activities of the Company or its subsidiaries known to him as a consequence of his employment hereunder (collectively the "Subject Matter").

                  (b) Consultant hereby assigns and transfers, and agrees to assign and transfer, to the Company, all his rights, title and interest in and to the Subject Matter, and Consultant further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to the Company.

         7. SPECIFIC PERFORMANCE. Consultant agrees that if he breaches, or threatens to commit a breach of, any of the provisions of Sections 4, 5, 6 or 7 (the "Restrictive Covenants"), the Company shall have, in addition to, and not in lieu of, any other rights and remedies available to the Company under law and in equity, the right to have the Restrictive Covenants specifically enforced by an court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

         8. NOTICES. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be delivered as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith): if to the Company:
Media Metrix, Inc., 900 West Shore Road, Port Washington, NY 11050, Attention:
Chief Executive Officer, telephone: (516) 625-2300, fax: (516) 625-4888; if to
Consultant: Timothy F. S. Cobb; 1656 Merton Road NE, Atlanta, Georgia 30306; telephone: (404) 874-6284.

         9. GENERAL.

                  (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

                  (b) Upon the due execution and delivery of this Agreement by the parties hereto, the Employment Agreement shall terminate and shall cease to be of any further force and effect. This Agreement and the Supplemental Terms (attached hereto) sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, including the Employment Agreement. No representation, promise or inducement has been made by



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either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                  (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more or continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

                  (d) The parties have contracted with each other only for the purpose and to the extent set forth herein and the relationship between the Company and Consultant shall, during the term of this Agreement, be that of independent contractors. Nothing herein shall be construed to create a partnership, joint venture or other similar enterprise between the Company and Consultant.

                  (e) This Agreement shall be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                               MEDIA METRIX, INC.

                                               By:_____________________________


                                               ________________________________
                                               Timothy F. S. Cobb



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                               SUPPLEMENTAL TERMS

1. SALE OF SHARES IN THE IPO. The Company agrees to use its best efforts to allow Consultant tosell shares of common stock of the Company owned directly or beneficially by Consultant as part of the over-allotment option granted to the underwriters in connection with the initial public offering of securities of the Company, in an amount designated by the Company but not to exceed 100,000 shares; provided, that if the underwriters selected by the Company elect to reduce the number of shares that may by sold by selling shareholders in the over-allotment option as set forth in the registration statement filed or to be filed with the Securities and Exchange Commission ("SEC") or if the Company is advised by the underwriters that the inclusion of Consultant's shares in the over-allotment option will have an adverse effect on the marketing of the IPO, then the shares to be sold by Consultant in the over-allotment option shall be reduced pro rata along with the other stockholders selling shares in the over-allotment option.

2. DIRECTED SHARES. The Company agrees that in connection with any distribution of "friends and family" shares of the Company in the initial public offering, the Company shall consider granting shares to Consultant on a similar basis as directors of the Company.



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